Exhibit 10.5

Execution Version

I-Bankers Securities, Inc.
535 5th Avenue, 4th fl.
New York, NY 10017 USA

November 7, 2022

NorthView Acquisition Corp.

207 West 25th St, 9th Floor

New York, NY 10001

Attn: CEO

Dear Ladies and Gentlemen,

Reference is made to (i) that certain Engagement Letter, dated as of October 4, 2021, by and between I-Bankers Securities, Inc. (“I-Bankers”), Dawson James Securities, Inc. (“Dawson James”) and NorthView Acquisition Corp. (“NorthView”) (the “Engagement Letter”) and (ii) that certain letter agreement, dated as of December 20, 2021, by and between I-Bankers, Dawson James, and NorthView (the “Business Combination Marketing Agreement”). This letter agreement serves to memorialize certain amendments to the Engagement Letter and the Business Combination Marketing Agreement (this “Omnibus Amendment”). In consideration of the mutual promises and agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment to the Engagement Letter.

a.	Subsection (b)(i) of the Section of the Engagement Letter titled “Fees for Underwriting Services” is hereby amended and restated as follows:

“Business Combination Marketing Fee - Upon a successful business combination, the Company will pay a deferred fee equal to 3.5% of the gross proceeds received from the sale of the Units in the IPO (the “Business Combination Fee”, and together with any then outstanding portion of the Fee, the “Deferred Fee”). If the Company doesn’t complete a business combination, no fee will be due. If the Deferred Fee becomes due and payable in conjunction with the closing of a business combination with Profusa, Inc., a California corporation, 27.5% of the Deferred Fee shall be payable to the Underwriters in cash (the “Cash Portion”) and the remainder of the Deferred Fee shall be payable by issuance of (i) common stock (the “Common Stock”) of the Company at a price of $10.00 per shares or (ii) warrants (the “Warrants”) on terms mutually agreeable between NorthView and the Underwriters to acquire shares of Common Stock”) at a price of $0.01 per share (with the number of shares of Common Stock issuable in the aggregate in connection with the Warrants to be an amount equal to: (A)(1) the Deferred Fee minus (2) the Cash Portion divided by (B) $10). The Common Stock and Warrants shall be subject to lock-up restrictions as agreed to by the Parties.”

b.	The Engagement Letter is hereby amended to insert, under the section titled “Fees for Underwriting Services”, a new Section b(ii) as follows:

“ii. Solely to the extent the NVAC Merger Agreement (as defined below):

(A) Notwithstanding the provisions set forth in Section (b)(ii)(B), each Underwriter or their Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (i) to the Company’s officers or directors, (ii) to any affiliates of Underwriters; (iii) in response to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to or with all holders of the Company’s capital stock involving a change of control of the Company that has been approved by the board of directors of the Company; or (iv) by virtue of the laws of the State of Delaware.

(B) Each Underwriter hereby agrees that it shall not, and shall cause any of its Permitted Transferees not to, Transfer any Lock-Up Shares during the Lock-Up Period (the “Transfer Restriction”), except in accordance with the following:

(I) during the Lock-Up Period, the Transfer Restriction shall expire with respect to twenty-five percent (25%) of the Lock-Up Shares (the “First Tranche”), upon the occurrence of the date that is six (6) months after the Closing;

(II) during the Lock-Up Period, the Transfer Restriction shall expire with respect to twenty-five percent (25%) of the Lock-Up Shares (the “Second Tranche”), upon the occurrence of the date that is nine (9) months after the Closing;

(III) on the date on which post-merger the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of post-merger Company’s stockholders having the right to exchange their shares for cash, securities or other property, the Transfer Restriction will terminate with respect to all Lock-Up Shares; and

(IV) at the conclusion of the Lock-Up Period, the Transfer Restriction shall expire with respect to any Lock-Up Shares held by or subsequently acquired by the each Underwriter.

(C) If any Transfer is made or attempted contrary to the provisions of this Engagement Letter, such Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such transferee of the Lock-Up Shares as one of its equity holders for any purpose. In order to enforce this Section (b)(ii), the Company may impose stop-transfer instructions with respect to the Lock-Up Shares (and any permitted transferees and assigns thereof) until the end of Lock-Up Period, as applicable.

(D) During the applicable Lock-Up Period, each certificate (if any are issued) evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF NOVEMBER 7, 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(E) For the avoidance of any doubt, each Underwriter shall retain all of its rights as a shareholder of the Company with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.

(F) For purposes of this Engagement Letter:

(I) the term “Lock-up Period” means the period beginning on the Closing Date (as defined in the NVAC Merger Agreement (as defined below)) and ending on the date that is twelve (12) months after the Closing Date; provided, that the Company, each Underwriter and Profusa Inc., may mutually agree to shorten the duration of or otherwise waive the Lock-up Period;

(II) the term “Lock-up Shares” means the shares of Common Stock issued pursuant to Section (b)(i) of this Engagement Letter, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted;

(III) the term “NVAC Business Combination” means that certain Business Combination contemplated by the NVAC Merger Agreement;

(IV) the term “NVAC Merger Agreement” means that certain Agreement and Plan of Merger to be entered into by and between the Company, NV Profusa Merger Sub, Inc., and Profusa, Inc., dated as of November 7, 2022, as amended from time to time;

(V) the term “Permitted Transferees” means any Person to whom each Underwriter is permitted to transfer Lock-up Shares prior to the expiration of the Lock-up Period pursuant to Section (b)(ii)(B) hereof;

(VI) the term “Transfer” means the (A) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B); and

(VII) any terms used in this Section (b)(ii) that are not otherwise defined in this Engagement Letter shall have the meaning ascribed to such term in NVAC Merger Agreement.”

2.	Amendment to the Business Combination Marketing Agreement.

a.	Section (1)(b) is amended and restated as follows:

“(b) As compensation for the foregoing services, the Company will pay the Advisors a cash fee equal to 3.5% of the gross proceeds received by the Company in the IPO (“Transaction Fee”) subject to the provisions of Section 1(c) hereof. The Transaction Fee is due and payable in cash to the Advisors by wire transfer at the closing, subject to the provisions of Section 1(c) hereof, of the Business Combination (“Closing”). If a proposed Business Combination is not consummated for any reason, no Transaction Fee shall be due or payable to the Advisors hereunder.”

b.	The Business Combination Marketing Agreement is amended to insert Section (1)(c) as follows:

“(c) If the Transaction Fee becomes due and payable in conjunction with the closing of a Business Combination with Profusa, Inc., a California corporation, 27.5% of the Transaction Fee (along with 27.5% of any deferred fees payable to the Advisors in connection with the IPO) shall be payable to the Advisors in cash (the “Cash Portion”) and the remainder of the Transaction Fee and any deferred fees shall be payable by issuance of (i) common stock (the “Common Stock”) of the Company at a price of $10.00 per shares or (ii) warrants (the “Warrants”) on terms mutually agreeable between NorthView and the Advisors to acquire shares of Common Stock at a price of $0.01 per share (with the number of shares of Common Stock issuable in the aggregate in connection with the Warrants to be an amount equal to: (A)(1) the Transaction Fee minus (2) the Cash Portion divided by (B) $10). The Common Stock and Warrants shall be subject to lock-up restrictions as agreed to by the Parties.”

c.	The Business Combination Marketing Agreement is hereby amended to insert a new Section 1(d) as follows:

“(d) Solely to the extent the NVAC Merger Agreement (as defined below):

(i) Notwithstanding the provisions set forth in Section 1(d)(ii), each Advisor or their Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (i) to NorthView’s officers or directors, (ii) to any affiliates of advisors; (iii) in response to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to or with all holders of NorthView’s capital stock involving a change of control of NorthView that has been approved by the board of directors of NorthView; or (iv) by virtue of the laws of the State of Delaware.

(ii) Each Advisor hereby agrees that it shall not, and shall cause any of its Permitted Transferees not to, Transfer any Lock-Up Shares during the Lock-Up Period (the “Transfer Restriction”), except in accordance with the following:

(A) during the Lock-Up Period, the Transfer Restriction shall expire with respect to twenty-five percent (25%) of the Lock-Up Shares (the “First Tranche”), upon the occurrence of the date that is six (6) months after the Closing;

(B) during the Lock-Up Period, the Transfer Restriction shall expire with respect to twenty-five percent (25%) of the Lock-Up Shares (the “Second Tranche”), upon the occurrence of the date that is nine (9) months after the Closing;

(C) on the date on which post-merger NorthView completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of post-merger NorthView’s stockholders having the right to exchange their shares for cash, securities or other property, the Transfer Restriction will terminate with respect to all Lock-Up Shares; and

(D) at the conclusion of the Lock-Up Period, the Transfer Restriction shall expire with respect to any Lock-Up Shares held by or subsequently acquired by the each Advisor.

(iii) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and NorthView shall refuse to recognize any such transferee of the Lock-Up Shares as one of its equity holders for any purpose. In order to enforce this Section 1(d), NorthView may impose stop-transfer instructions with respect to the Lock-Up Shares (and any permitted transferees and assigns thereof) until the end of Lock-Up Period, as applicable.

(iv) During the applicable Lock-Up Period, each certificate (if any are issued) evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF NOVEMBER 7, 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(v) For the avoidance of any doubt, each Advisor shall retain all of its rights as a shareholder of NorthView with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.

(vi) For purposes of this Agreement:

(A) the term “Lock-up Period” means the period beginning on the Closing Date (as defined in the NVAC Merger Agreement (as defined below)) and ending on the date that is twelve (12) months after the Closing Date; provided, that NorthView, each Advisor and Profusa, Inc. may mutually agree to shorten the duration of or otherwise waive the Lock-up Period;

(B) the term “Lock-up Shares” means the shares of Common Stock issued pursuant to Section 1 of this Agreements, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted;

(C) the term “NVAC Business Combination” means that certain Business Combination contemplated by the NVAC Merger Agreement;

(D) the term “NVAC Merger Agreement” means that certain Agreement and Plan of Merger to be entered into by and between NorthView, NV Profusa Merger Sub, Inc., and Profusa, Inc., dated as of November 7, 2022, as amended from time to time;

(E) the term “Permitted Transferees” means any Person to whom each Advisor is permitted to transfer Lock-up Shares prior to the expiration of the Lock-up Period pursuant to Section 1(d)(i);

(F) the term “Transfer” means the (A) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B); and

(G) any terms used in this Section 1(d) that are not otherwise defined in this Agreement or in Section 1(d)(vi) shall have the meaning ascribed to such term in NVAC Merger Agreement.”

3.	No Other Modifications. Except as modified by this Omnibus Amendment, the terms and conditions of each of the Engagement Letter and the Business Combination Marketing Agreement shall remain in full force and effect. The parties hereto intend that the terms and conditions of this Omnibus Amendment are incorporated into and made a part of the Engagement Letter and the Business Combination Marketing Agreement, as applicable.

4.	Construction. This Omnibus Amendment shall be governed by all provisions of the of the Engagement Letter and the Business Combination Marketing Agreement, as applicable, unless context requires otherwise, including all provisions concerning construction, enforcement, notices and governing law.

5.	Entire Agreement. This Omnibus Amendment, the Engagement Letter and the Business Combination Marketing Agreement, as applicable, constitute the entire agreement of the Advisors and NorthView and supersede all prior understandings, covenants, representations, warranties, contracts or agreements with respect to NorthView, whether oral or written.

6.	Counterparts. This Omnibus Amendment may be executed and delivered, including by facsimile transmission or portable document format (.PDF), in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Omnibus Amendment has been duly executed as of the date first above written.

I-BANKERS SECURITIES, INC.

By:	/s/ Shelley Leonard
Name:	Shelley Leonard
Title:	President

DAWSON JAMES SECURITIES, INC.

By:	/s/ Robert D. Keyser, Jr.
Name:	Robert D. Keyser, Jr.
Title:	CEO

NORTHVIEW ACQUISITION CORP.

By:	/s/ Jack Stover
Name:	Jack Stover
Title:	Chief Executive Officer

Solely with respect to Sections 1(b) and 2(b) of this Omnibus Amendment and the corresponding sections of the Engagement Letter and the Business Combination Marketing Agreement, as applicable:

Profusa, Inc.

By:	/s/Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer

[Signature Page to Omnibus Amendment]